UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          January 6, 2006 (December 30, 2005)

PROTALEX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28385	91-2003490
(Commission File Number)	(IRS Employer Identification No.)

145 Union Square Drive, New Hope, PA	18938
(Address of Principal Executive Offices)	(Zip Code)

215-862-9720

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective December 30, 2005, Protalex, Inc. (the “Company”) entered into the following material definitive agreements:

(1)	Warrant and Common Stock Purchase Agreement dated December 22, 2005 (the “Purchase Agreement”) among the Company and the several purchasers listed on Exhibit A thereof (the “Purchasers”).

(2)	Registration Rights Agreement dated December 22, 2005 by and among, the Company, the Purchasers and the Placement Agents (as defined below).

(3)	Warrant dated December 30, 2005 among the Company and each Purchaser and Placement Agent.

Pursuant to the Purchase Agreement, the Company commenced a financing transaction in which effective as of December 30, 2005 the Purchasers became obligated to purchase (x) 2,595,132 shares of common stock at $2.25 per share (the “Shares”) for an aggregate cash consideration of $5,839,059 and (y) warrants to purchase 648,784 shares of common stock at an exercise price of $2.99 per share (the “2005 Warrants”) for nominal consideration. The 2005 Warrants expire on December 30, 2010 and provide for a net issue exercise feature and antidilution protection for certain equity issued below the exercise price.

Based on the sales proceeds described above, the Company is also obligated to issue warrants (the "Comp Warrants") to purchase common stock in the aggregate amount of 227,074 shares to Griffin Securities, Inc. and Mufson, Howe, Hunter and Company, LLC (collectively, the Placement Agents) as partial commission compensation in connection with the financing transactions contemplated in the Purchase Agreement. The terms of the Comp Warrants are essentially identical to the 2005 Warrants.

Pursuant to the Registration Rights Agreement, the Company is also obligated to file a resale Registration Statement on Form SB-2 by January 27, 2006 which will register the Shares and the shares issuable upon exercise of the 2005 Warrants and Comp Warrants (together the “Registrable Securities”) with the Securities and Exchange Commission (the “SEC”). In addition, the Purchasers are entitled to certain demand and piggyback registration rights. In the event the Company has not filed the Registration Statement by January 27, 2006 (“Filing Default”), the Company has agreed to pay liquidated damages to each Purchaser, from and including the day following such Filing Default until the date that the Registration Statement is filed with the SEC, at a rate per month (or portion thereof) equal to 0.50% of the total purchase price of the Shares purchased by such Purchaser pursuant to the Purchase Agreement (the “Default Rate”). In addition, if the Registration Statement is not declared effective by the SEC by June 22, 2006 (“Registration Default”), the Company has agreed to pay liquidated damages to each purchaser, from and including the day following such Registration Default until the earlier of (i) the time that the Registration Statement is declared effective by the SEC, or (ii) the time as all remaining Registrable Securities held by such purchaser (assuming cashless exercise of the 2005 Warrants) may be sold without restriction under Rule 144(k) (or successor rule), at the Default Rate.

Included among the Purchasers were Company Directors Peter G. Tombros and Frank M. Dougherty and 10% or greater stockholder and former director John E. Doherty.

Item 3.02       Unregistered Sales of Equity Securities

As discussed above, pursuant to the Purchase Agreement, the Company commenced a financing transaction in which effective as of December 30, 2005 the Purchasers became obligated to purchase (x) 2,595,132 shares of common stock at $2.25 per share for an aggregate cash consideration of $5,839,059 (the “Purchase Price”) and (y) warrants to purchase 648,784 shares of common stock at an exercise price of $2.99 per share for nominal consideration. The 2005 Warrants expire on December 30, 2010 and provide for a net issue exercise feature and antidilution protection for certain equity issued below the exercise price.

Pursuant to the Placement Agent Agreement dated November 28, 2005 among the Company and the Placement Agents, the Company is obligated to issue the Comp Warrants to purchase common stock in the amounts in the aggregate amount of 227,074 to the Placement Agents, upon the Company’s receipt of the Purchase Price, as partial commission compensation in connection with the financing transactions contemplated in the Purchase Agreement. The terms of the Comp Warrants are essentially identical to the 2005 Warrants. In addition, the Company is obligated to pay cash commission compensation of approximately $254,000 in the aggregate to the Placement Agents upon consummation of the aforementioned financing transactions.

The securities described above were issued to "accredited" investors only as such term is promulgated by the SEC. In reliance upon each such investor’s and each Placement Agent’s representation as an “accredited investor” among other representations, the issuance of the securities described above were exempt from the registration requirements under the Securities Act of 1933 pursuant Section 4(2) thereof and in reliance upon Rule 506 of Regulation D promulgated by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protalex, Inc.
(Registrant)

Date:__ 1/6/06	/s/ Marc L. Rose
By: Marc L. Rose
Title: Vice President of Finance,
Chief Financial Officer, Treasurer and
Corporate Secretary